AMENDMENT TO CREDIT AGREEMENT


     This Amendment to Credit Agreement (this "Amendment") is made and entered into as of the 28th day of June, 1998 between Apple South, Inc. (the "Borrower") and First Union National Bank (the "Lender").

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Lender have made and entered into that certain Credit Agreement, dated as of May 8, 1998 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement);

     WHEREAS, pursuant to the Credit Agreement, the Lender has extended to the Borrower a revolving loan facility in the principal amount of up to $30,000,000;

     WHEREAS, the Borrower wishes to amend certain provisions of the Credit Agreement, as set forth herein;

     WHEREAS, the Lender is willing to agree to the foregoing on the terms as set forth herein;

     NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                              Existing Definitions

     Capitalized terms not otherwise defined herein shall have the meaning or meanings ascribed to them in the Credit Agreement.

                                    ARTICLE 2
                         Amendments to Credit Agreement

     Section 2.1 Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions:

     "Subsidiary Guarantor" shall mean any wholly-owned Subsidiary of Borrower which has executed a Subsidiary Guaranty pursuant to Section 5.23 hereof.

     "Subsidiary Guaranty" shall mean a guaranty, in substantially the form of Exhibit C attached hereto, pursuant to which a wholly-owned Subsidiary of Borrower shall guarantee all debts, liabilities and obligations of the Borrower hereunder, all in accordance with Section 5.23.

     Section 2.2 Clause (vii) of Section 5.18 of the Credit Agreement is hereby amended in its entirety to read as follows:

     (vii) Subsidiaries. Make investments in Consolidated Subsidiaries of the Borrower in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's and such Subsidiaries' respective businesses, provided that the aggregate amount of such investments which may be outstanding at any one time hereafter, as to all such Subsidiaries, other than any which are Subsidiary Guarantors (as to which no limitation shall apply), shall not exceed five percent (5%) of consolidated total assets of Borrower and its Consolidated Subsidiaries; it being understood and agreed that (a) there shall be excluded from such calculation any investment deemed made by the Borrower in DF&R Restaurants, Inc., a Texas corporation which is a wholly-owned, Consolidated Subsidiary of the Borrower, pursuant to the accounting for the prior acquisition of such corporation by the Borrower as a pooling of interests; (b) there shall be deducted in any event from the amount of investments in Subsidiaries which


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may be made  pursuant to this clause (vii) the aggregate  amount of  Capitalized
Lease Obligations of all Subsidiaries which are at any time outstanding, if and to the extent not already counted against such amount as an investment of Borrower; i.e., as a Capitalized Lease Obligation owing to Borrower as lessor or sublessor; and (c) the provisions of this clause (vii) shall be the exclusive means by which the Borrower (or any Subsidiary) may make investments in any Subsidiaries (whether or not wholly-owned Subsidiaries) and shall override any other provisions of this Section 5.18 (including, particularly, clauses (x), (xi) and (xii) below) which may be construed otherwise to permit such investments.

     Section 2.3 Section 5.19 of the Credit Agreement is hereby amended in its entirety to read as follows:

     SECTION 5.19. Subsidiary Debt.

     Except as to the extent expressly permitted in clause (vii) of Section 5.18 of this Agreement, the Borrower will not permit any Consolidated Subsidiary of the Borrower which is a wholly-owned Subsidiary, directly or indirectly, of the Borrower, to create, incur or suffer to exist any of the following, unless such Subsidiary has executed and delivered to the Lender a Subsidiary Guaranty and all other Subsidiary Guaranty Documents required by Section 5.21: (i) indebtedness for borrowed funds; (ii) Capitalized Lease Obligations, provided, however, that DF&R Restaurants, Inc. and its Subsidiaries may incur Capitalized Lease Obligations in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) at any one time outstanding; (iii) Guaranties; (iv) debts, liabilities or obligations to any seller incurred to pay the deferred purchase price of property or services having a deferred purchase price of One Million Dollars ($1,000,000) or more, excepting, in any event, trade accounts payable arising in the ordinary course of business and purchase options prior to their exercise; and (v) debts, liabilities or obligations in respect of Synthetic Leases.

     Section 2.4 The Credit  Agreement is hereby amended by adding a new Section
5.23 to read in its entirety as follows:

     SECTION 5.21. Subsidiary Guaranties.

     Effective as of June 1, 1998, Borrower shall cause each Consolidated Subsidiary of the Borrower which is a wholly-owned Subsidiary, directly or indirectly, of Borrower then existing or thereafter acquired or coming into existence (excepting therefrom any having total assets of less than Ten Thousand Dollars ($10,000) to execute a Subsidiary Guaranty, together with all other such documents which the Lender may reasonably request in connection therewith, including a secretary's certificate, confirming the existence of enabling authorization in respect of such Subsidiary Guarantor and signing officer incumbency, and an opinion of counsel, confirming that such Subsidiary Guaranty is a valid, binding and enforceable obligation of the Subsidiary party thereto, subject to customary assumptions, exceptions and limitations acceptable to Agent (herein called, collectively, together with the Subsidiary Guaranties, the "Subsidiary Guaranty Documents"). As to all such Subsidiaries in existence on June 1, 1998, Borrower shall cause all such Subsidiary Guaranty Documents in respect thereof to have been executed and delivered as soon as practicable but in any event by July 15, 1998. As to all such Subsidiaries acquired or coming into existence subsequent to June 1, 1998, Borrower shall cause all such Subsidiary Guaranty Documents in respect thereof to have been executed and delivered as soon as practicable after, but in any event within thirty (30) days after, its acquisition or creation.

     Section 2.5 The Credit Agreement is hereby amended by adding a new Exhibit C to read in its entirety as set forth in Exhibit C to this Amendment.

     Section 2.6 Schedule 4.8 to the Credit Agreement is hereby amended in its entirety to read as set forth in Schedule 4.8 hereto.



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                                    ARTICLE 3
                           Conditions to Effectiveness

     Section 3.1 Effective Date. The amendments to the Credit Agreement set forth in this Amendment shall become effective as of the date first written above (the "Effective Date"), after all the conditions set forth in Sections 3.2 through 3.6 shall have been satisfied.

     Section 3.2 Execution of this Amendment. This Amendment shall have been executed and delivered by the Borrower.

     Section 3.3 Amendment of Liquidity Agreement , Wachovia Credit Agreement and Senior Notes and Senior Note Indenture. Borrower shall have entered into amendments to the Liquidity Agreement, Wachovia Credit Agreement and Senior Notes and Senior Note Indenture effecting substantially the same changes as are effected to the Credit Agreement by Article 2 hereof, true and correct copies of which shall have been provided to the Lender, and which shall be satisfactory in form, scope and substance to Lender.

     Section 3.4 Subsidiary Guaranties. The Lender shall have received Subsidiary Guaranties from each of the Borrower's Subsidiaries listed on
Schedule 4.8 hereto, together with all applicable Subsidiary Guaranty Documents, each of which shall be satisfactory in form, scope and substance to Lender.

     Section 3.5 Satisfaction of Other Conditions. The Lender shall have received counterparts or evidence of each of the following, in form, scope and substance satisfactory to the Lender and its counsel:

     (a) A secretarial and incumbency certificate for the Borrower, including evidence of the approval of Borrower's board (or an executive committee thereof);

     (b) The certificate described in Section 3.6 below from the Borrower; and

     (c) Borrower shall have paid to Lender an amendment fee of $7,500.

     Section 3.6 Compliance with Warranties No Default

     (a) As of the Effective Date, the representations and warranties set forth in the Credit Agreement, and the representations and warranties set forth in each of the Loan Documents shall be true and correct in all material respects;

     (b) As of the Effective Date, no Default or Event of Default shall have occurred and be continuing;

     (c) Lender shall have received from the Borrower a certificate, dated the Effective Date, certifying matters set forth in subsections (a) and (b) of this
Section 3.6.


                                    ARTICLE 4
                                  Miscellaneous

     Section 4.1 Entire Agreement. This Amendment, together with the Loan Documents, reflects the entire understanding of the parties with respect to the subject matter contained herein, and, other than the Loan Documents, supersedes any prior agreements, whether written or oral.

     Section 4.2 Cross References. References in this Amendment to any article or section are, unless otherwise specified, to such article or section of this Amendment.

     Section 4.3 No Cure or Waiver. This Amendment is not intended to be, and shall not be deemed or construed to be, a satisfaction, novation or release of the Credit Agreement or any of the other Loan Documents.



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     Section 4.4 Governing Law. This  Amendment  shall be construed and enforced in accordance with and governed by all of the provisions of the Uniform Commercial Code of Georgia and by the other internal laws (as opposed to conflicts of law provisions) of the State of Georgia.

     Section 4.5 Costs. Borrower shall pay all costs and expenses of Lender in connection with the preparation, negotiation and documentation of this Amendment and any other documents executed in connection herewith, including all fees and expenses of Lender's counsel. Borrower authorizes Lender to pay any such costs as a Revolving Loan advance if not paid reasonably promptly by Borrower upon receipt of an invoice therefor (notwithstanding any limitation on the minimum size of any such advance).

     Section 4.6 Captions. Titles or captions of articles and sections hereof are for convenience only and neither limit nor amplify the provisions hereof.

     Section 4.7 No Other Changes. Except as expressly amended hereby, all representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue in full force and effect.

     Section 4.8 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     WITNESS the hand and seal of each of the undersigned as of the date first written above.

                            "Borrower"

                            APPLE SOUTH, INC.

                            By:
                            Its authorized officer

                            Attest:
                            Its authorized officer

                                                  [SEAL]

                            "Lender"

                            FIRST UNION NATIONAL BANK

                            By:
                            Its authorized officer


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